
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                     182,362,264
<SECURITIES>                                         0
<RECEIVABLES>                                7,359,186<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             197,011,478<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               197,011,478<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             6,643,770<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,551,058
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,092,712
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,092,712
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,092,712
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $6,740,208 and interest receivable of $618,978.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $7,290,028.
<F3>Liabilities include redemptions payable of $1,808,181, accrued brokerage fees of $1,184,845, accrued management fees of $619,526 and incentive fees payable of $75,399.
<F4>Total revenue includes realized trading revenue of $9,789,927, net change in unrealized of $(5,006,684) and interest income of $1,860,527.

